Exhibit 99.3

News Release

Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666

HEXCEL AMENDS AND EXTENDS SENIOR CREDIT FACILITY

STAMFORD, CT. — June 9, 2016 — Hexcel Corporation (NYSE: HXL) today announced the successful amendment and extension of its $700 million senior unsecured revolving credit facility (the Facility). The maturity of the Facility has been extended from September 2019 to June 2021. The amendment provides for a modest reduction in interest costs, as well as less restrictive covenants. As a result of the refinancing, Hexcel will accelerate certain unamortized financing costs of the credit facility being replaced incurring a pretax charge of $0.4 million in the second quarter of 2016.

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Hexcel Corporation is a leading advanced composites company. It develops, manufactures and markets lightweight, high-performance structural materials, including carbon fibers, reinforcements, prepregs, honeycomb, matrix systems, adhesives and composite structures, used in commercial aerospace, space and defense and industrial applications such as wind turbine blades.

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Contact Information
Michael Bacal
(203) 352-6826 michael.bacal@hexcel.com